Exhibit 10.2

Execution Version

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of June 29, 2020, is made by Talent Teams LLC, a Texas limited liability company State of Texas (the “Pledgor”) in favor of Rekor Systems, Inc., a Delaware corporation, (the “Secured Party”).

RECITALS

A.            Pledgor and Secured Party and the other parties thereto have entered into that certain Stock Purchase Agreement dated as of June 29, 2020 pursuant to which Secured Party has agreed to sell and Pledgor has agreed to buy from Secured Party, certain of the issued and outstanding shares in Global Technical Services, Inc. (the “Company”) (the “Acquired Shares”) of which Secured Party is the sole record and beneficial owner (the “Transaction”);

B.            Following the Transaction the Acquired Shares will be 100% of the issued and outstanding capital stock of the Company and Pledgor will be the sole stockholder of the Company, and therefore receive substantial benefits as a result of the Transaction.

C.            As partial consideration for the Transaction, the Company has agreed to issue a promissory note to Secured Party (the “Note”) which Note and the obligations of the Company evidenced thereby are to be secured by Pledgor’s pledge of the Acquired Shares;

D.            To induce the Secured Party to enter into the Transaction and execute all other documents related thereto, the Pledgor, by this Agreement, intends to collaterally pledge and assign to the Secured Party and grant the Secured Party a first priority security interest in the Pledgor shares in the Company as more specifically identified on Schedule I attached hereto (the “Pledged Shares”), and the products and proceeds thereof, both cash and non-cash, as security for (among other things) the due and timely observance and performance of all obligations of the Company under the Note.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees as follows:

1. Definitions.

(a) The following terms have the following meanings:

“Acquired Shares” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Agreement” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Articles of Incorporation” shall mean the Articles of Incorporation of the Company as in effect on the date hereof.

“Collateral” shall have the meaning ascribed to such term in Section 2(a).

“Company” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Event of Default” shall have the meaning ascribed to such term in Section 9.

“Management Rights” shall have the meaning ascribed to such term in Section 2(a).

“Note” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Obligations” shall mean and include all obligations: (i) of the Company to the Secured Party under the Note; and (ii) of the Pledgor to the Secured Party hereunder.

“Person” shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, limited liability company, governmental authority and any other person or entity.

“Pledged Shares” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Secured Party” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Transaction” shall have the meaning ascribed to such term in the preamble to this Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of Texas.

(b) Unless otherwise expressly specified herein, defined terms denoting the singular number shall, when in the plural form, denote the plural number of the matter or item to which such defined terms refer, and vice-versa.

(c) Words of the neuter gender mean and include correlative words of the masculine and feminine gender.

(d) The Section and Schedule headings used in this Agreement are for conveyance only and shall not affect the construction or meaning of any provisions of this Agreement.

(e)    Unless otherwise specified, the words “hereof”, “herein”, “hereunder” and other similar words refer to this Agreement as a whole and not just to the Section, subsection or clause in which they are used.

(f)    References in this Agreement to other instruments, agreements or documents shall be references to such instruments, agreements or documents as they may be amended, supplemented, restated or otherwise modified from time to time, in accordance with the terms of, and to the extent permitted by, such instruments, agreements or documents.

(g)    All references to statutes and regulations shall include any amendments of same and any successor statutes and regulations.

(h) Unless otherwise specified, references to Sections, Recitals and Schedules are references to Sections of, and Recitals and Schedules to, this Agreement.

(i) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

2. Grant of Security Interest, Etc.

(a) As continuing collateral security for the full and punctual payment and performance of the Obligations (whether upon stated maturity, by acceleration or otherwise), Pledgor hereby irrevocably grants, pledges and assigns, subject to the terms of this Agreement, a continuing first priority lien on and security interest in, and, as a part of such grant, pledge and assignment, hereby assigns to the Secured Party, as collateral security all of the following (whether now owned or at any time hereafter acquired or now existing or hereafter existing or created): (x) all of the Pledged Shares including without limitation: (i) Pledgor’s interest in all profits, distributions and other amounts to which Pledgor shall at any time be entitled to in respect of the Pledged Shares; (ii) all of Pledgor’s rights (including control rights), powers and remedies, arising from its ownership of the Pledged Shares (the rights described in this subsection (ii) shall be referred to as “Management Rights”); and (y) to the extent not otherwise included, additions to, accessions to, substitutions of, products or proceeds of any or all of the foregoing collateral (collectively, (x) and (y) shall be referred to as the “Collateral”).

(b) Pledgor hereby acknowledges and consents (i) in the event of a foreclosure of the Collateral pursuant to Section 10 to the transfer and assignment to Secured Party, its designee, nominee or transferee of the Collateral subject to this Pledge Agreement, and (ii) to the exercise on one or more occasions of any rights or remedies by the Secured Party pursuant to Section 10 or as allowed by law.

(c) Rights of Secured Party. The security created by this Agreement shall be held by Secured Party as continuing security for the payment and performance of the Obligations (whether existing on the date of this Agreement or arising from time to time thereafter). Each and every right, remedy, power and privilege conferred on or reserved to Secured Party hereunder shall be cumulative and in addition to, and not in limitation of, each and every right, remedy, power or privilege conferred on or reserved to Secured Party under the Note.

3. Distributions. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain and otherwise deal with any and all distributions paid to Pledgor from proceeds in respect of the Collateral. Upon the occurrence and during the continuance of an Event of Default all rights of the Pledgor to receive the distributions and other payments which they would otherwise be authorized to receive and retain pursuant to this Section 3 shall cease, and all such rights shall thereupon become vested in the Secured Party which shall thereupon have the sole right to receive and hold as Collateral such distributions and other payments.

4. Registration of Pledge. The Pledgor hereby represents and warrants that as of the date hereof no Pledged Share in the Company is represented by any instrument or certificate, other than instruments or certificates that have been or are concurrently herewith being delivered to the Secured Party. In the event that at any time after the date hereof any Collateral shall be evidenced by an instrument or a certificate, the Pledgor shall or shall cause the Company to promptly deliver such instrument or certificate, duly endorsed or subscribed by the Pledgor or accompanied by appropriate instruments of transfer or assignment duly executed in blank by the Pledgor, to the Secured Party as additional Collateral.

5. Representations of Pledgor. Pledgor represents and warrants to the Secured Party that:

(a) Pledgor has the power and authority and the legal right to execute, deliver and perform this Agreement and to grant the lien on the Collateral contemplated hereby in favor of the Secured Party;

(b) the execution, delivery and performance of this Agreement by the Pledgor and the granting of the lien on the Collateral contemplated hereby has been duly authorized by all necessary action and does not and will not (i) violate any applicable law, rule or regulation or any provision relating to the Pledgor, (ii) conflict with, result in a breach of, or constitute a default under any provision of the Articles of Incorporation or any agreement, indenture, mortgage or other agreement or instrument to which the Pledgor are a party or by which they or any of their properties or assets is bound or subject or any license, judgment, order or decree of any governmental authority having jurisdiction over the Pledgor or its activities, properties or assets or (iii) result in or require the creation or imposition of any lien upon or with respect to any properties or assets now or hereafter owned by the Pledgor (other than the liens created hereunder);

(c) this Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting enforceability of creditors’ rights generally and except as specific performance may be subject to equitable principles of general applicability;

(d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person is required (i) for the execution, delivery and performance of this Agreement by the Pledgor, (ii) for the pledge by the Pledgor of the Collateral to the Secured Party pursuant to this Agreement, or (iii) for the exercise by the Secured Party of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except (1) such as have been obtained, made or taken and are in full force and effect, or (2) such as may be required under federal or state securities laws in connection with any sale of the Collateral;

(e) the Pledgor is the legal and beneficial owner of, and has good title to the Collateral free and clear of all liens or security interests other than the lien in favor of the Secured Party created by this Agreement;

(f) there are no outstanding options, warrants or other agreements with respect to the Collateral; and

(g) Pledgor’s principal address and the principal place where the Pledgor’s records concerning the Collateral are kept is located at its address set forth in Section 15. Pledgor will not change the location of its principal address without giving the Secured Party thirty (30) days prior written notice thereof.

6. Covenants of Pledgor. Pledgor further represents, warrants, and covenants to the Secured Party that:

(a) The Pledgor will not sell, transfer, convey or otherwise dispose of any interest in the Collateral.

(b) The Pledgor will not suffer or permit any lien to exist on or with respect to the Collateral except the lien created under this Pledge Agreement.

(c) The Pledgor hereby authorizes the Secured Party to file one or more financing or continuation statements and amendments thereto relating to all or part of the Collateral without the Pledgor’s signature and Pledgor hereby ratifies its authorization with respect to any such filings made prior to the date hereof.

(d) The Pledgor shall not permit or consent to: (i) any issuance of capital stock or securities convertible into any capital stock of the Company; or (ii) any amendment of the Articles of Incorporation other than amendments or modifications that could not reasonably be expected to adversely affect the Collateral, Secured Party or the Pledgor’s duty or ability to perform any of its Obligations under this Agreement, without the prior written consent of Secured Party.

7. Management Rights of Pledgor. So long as no Event of Default has occurred and is continuing and the Secured Party has not elected to exercise its remedies pursuant to Section 10, the Pledgor shall be entitled to exercise all Management Rights with respect to the Collateral. Upon the occurrence and during the continuance of an Event of Default, the Secured Party, upon delivering written notice to the Pledgor that it has elected to exercise its remedies pursuant to Section 10, shall have the exclusive right to exercise such Management Rights with respect to the Collateral.

8. Additional Rights of the Secured Party.

(a) If the Pledgor fails to perform any agreement contained herein, the Secured Party may (but shall not be obligated or required to) perform, or cause the performance, of such agreement.

(b) At any time upon the occurrence and during the continuance of an Event of Default, the Secured Party may (but shall not be obligated or required to):

i. cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner; and

ii. ask for, demand, collect, sue for, recover, compromise, receive and give acquittances and receipts for monies due or to become due under or in respect of any of the Collateral and hold the same as part of the Collateral, or apply the same to any of the Obligations in such manner as the Secured Party may direct in its sole discretion.

All amounts advanced by, or on behalf of, Secured Party in exercising its rights under this Section 8 (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), shall be payable by Pledgor to Secured Party on demand and shall be secured by the Collateral.

9. Event of Default. An “Event of Default” shall exist if Pledgor breaches any of its Obligations hereunder or any Event of Default, as defined in the Note, shall have occurred and be continuing beyond any applicable cure or notice period.

10. Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a) The Secured Party shall have all the rights and remedies of a secured party under the UCC. In addition, the Secured Party shall have the right, without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon the Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at any stock exchange, broker’s board or at any of the Secured Party’s offices or elsewhere at such prices and on such terms and restrictions (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as the Secured Party may deem appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. If any notification to the Pledgor of the intended disposition of the Collateral is required by law, such notification shall be deemed reasonable and properly given if given in the manner required by Section 15 at least ten (10) business days’ prior to such disposition.

(b) All of the Secured Party’s rights and remedies under this Agreement and under applicable law, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Secured Party may deem expedient.

(c) Upon any sale or other disposition, the Secured Party shall have the right to deliver, endorse, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition, including the Secured Party, shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption.

11. Disposition of Proceeds. The proceeds of any sale or disposition of all or any part of the Collateral shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 13) by the Secured Party to the payment of the Obligations in such order as the Secured Party may elect. Any surplus thereafter remaining shall be paid to the Pledgor.

12. Duration and Scope. This Agreement shall remain in full force and effect until the Obligations have been repaid in full, and until such time, this Agreement shall:

(a) create a continuing security interest in the Collateral;

(b) be binding upon the Pledgor and their permitted successors and assigns with respect to the Collateral or this Agreement; and

(c) inure to the benefit of the Secured Party and its successors, transferees and assigns.

13. Expenses of the Secured Party. All reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements) actually incurred by the Secured Party in connection with the failure by the Pledgor to perform or observe any provision of this Agreement, the exercise or enforcement of any rights of the Secured Party under this Agreement and the custody or preservation of any of the Collateral and any actual or attempted sale or exchange of, or any enforcement, collection, compromise or settlement respecting, the Collateral, or any other action taken by the Secured Party hereunder, shall be deemed an obligation of Pledgor and shall be deemed an Obligation for all purposes of this Agreement and the Secured Party may apply the Collateral to payment of or reimbursement of itself for such liability.

14. Survival and Continuation of Obligations.

(a) No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The representations, covenants and agreements of the Pledgor herein contained shall survive the date hereof.

(b) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom nor release of all or any part of the Collateral shall in any event be effective unless the same shall be in writing, signed by the Secured Party and the Pledgor. Any such waiver or consent or release shall be effective only in the specific instance and for the specific purpose for which it is given.

(c) The Obligations of the Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by any amendment or modification or addition or supplement to the Note, any document or instrument delivered in connection therewith or any assignment or transfer thereof.

15. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, three business days after deposited in the mails by certified mail, return receipt requested, postage prepaid, or (c) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows.

If to Pledgor:

Talent Teams LLC
Attn: Scott Kostelecky
4000 Sandshell Drive
Fort Worth, TX 76137
Email: skostele@teamglobal.com

with a copy, which shall not constitute notice, to:

Decker Jones, P.C.
Attn: Philip Spencer
801 Cherry St. #46
Burnett Plaza, Ste. 2000
Fort Worth, TX 76102
Email: pspencer@deckerjones.com

If to Secured Party:

Rekor Systems, Inc.
Attn: Eyal Hen
7172 Columbia Gateway Drive, Suite 400
Columbia, MD 21046
E-mail: eyal@rekorsystems.com and cathy@rekorsystems.com

with a copy, which shall not constitute notice, to:

Crowell & Moring LLP
Attn: Lex Eley
1001 Pennsylvania Avenue NW
Washington, DC 20004-2595
Email: leley@crowell.com

Any party may change its address for notices by notice to the other parties hereto in the manner provided in this subsection.

16. Severability; Automatic Reformation.

(a) All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but the balance of this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been included.

(b) If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, such provision shall be automatically reformed and construed so as to be valid, operative and enforceable to the maximum extent permitted by the law while most nearly preserving its original intent. The invalidity of any part of this Agreement shall not render invalid the remainder of this Agreement.

17. Further Assurances. Pledgor shall, at the Pledgor’s cost and expense, at any time and from time to time after the execution and delivery of this Agreement, promptly after request by Secured Party, execute, acknowledge and deliver such further conveyances, assignments, agreements and instruments of further assurances and other documents and do such further acts and things as Secured Party may reasonably request and are reasonably necessary in order to carry into effect the purposes of this Agreement or to further assure and confirm unto Secured Party its rights, powers and remedies hereunder. Pledgor hereby consents and agrees that Company or any registrar or transfer agent for any of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of Secured Party to effect any transfer pursuant to this Agreement, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other Person to Company or to any such registrar or transfer agent.

18. Governing Law; Entire Agreement. This Agreement and the rights and Obligations of the Pledgor and the Secured Party under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Maryland without regard to principles of conflict of laws thereunder. This Agreement, together with the Note, set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, relating thereto.

19. Waiver of Trial by Jury. EACH OF PLEDGOR AND SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN AND THAT PLEDGOR OR SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 19 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF PLEDGOR AND SECURED PARTY TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

20. Counterparts; Section Headings.

(a) This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile transmission, and any signature on a pdf. copy of a document delivered by electronic transmission, shall be deemed to be an original signature hereto.

(b) The section headings in this Agreement are for convenience of reference only and shall not affect the interpretation thereof.

21. No Waiver; Cumulative Remedies. No course of dealing between Pledgor and Secured Party, no failure on the part of Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy by Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and not exclusive of any other remedies provided by law to the extent not inconsistent with the provisions hereof, including without limitation the rights and remedies of a secured party under the Uniform Commercial Code.

[Signature page follows]

IN WITNESS WHEREOF, Pledgor has caused this Agreement to be executed as of the day and year first above written.

PLEDGOR:
TALENT TEAMS LLC

By: /s/ Scott Kostelecky
Name: Scott Kostelecky
Title: Member

By: /s/ Gene Rhoades
Name: Gene Rhoades
Title: Member

SECURED PARTY:
REKOR SYSTEMS, INC.

By: /s/ Robert Berman
Name: Robert Berman
Title: Chief Executive Officer

  [Signature Page to Pledge and Security Agreement]